LEASE
                                      -----



         THIS LEASE, made and entered into as of this 1st day of February, 1991, by and between QUICK-FUEL, INC., a Wisconsin corporation ("Lessee"), and RR-1 LIMITED PARTNERSHIP, an Illinois limited partnership ("Lessor").


                              W I T N E S S E T H:

         WHEREAS, Lessor is the owner of certain real estate located at 3650 W. Minnesota St., City of Indianapolis, County of Marion, State of Indiana (the "Premises"); and

         WHEREAS, Lessor desires to lease to Lessee and Lessee desires to lease from Lessor a portion of the Premises.

         NOW, THEREFORE, Lessor and Lessee, in consideration of the mutual agreements set forth herein, do hereby promise, covenant and agree as follows:

         1. Leased Premises.

                  1.1 Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, that portion of the Premises (the "Leased Premises") as more particularly described on Exhibit A attached hereto and made a part hereof, which Leased Premises are necessary for Lessee to maintain and operate an automated fueling site for the sale of diesel and gasoline fuel using a card lock fuel system (the "Fueling Service"). Upon Lessor's reasonable approval, Lessee may install such equipment as is necessary to the operation of Lessee's Fueling Service (the "Lessee's Equipment"). Lessor further acknowledges and agrees that Lessee is the sole owner of Lessee's Equipment and has all rights of ownership therein which includes the right to remove such equipment upon the termination of this Lease; provided, however, that the right to remove Lessee's Equipment is subject to the terms and conditions of this Lease, including Lessor's option to purchase Lessee's Equipment.

                  1.2 Lessor hereby acknowledges and agrees that the Leased Premises will be used by Lessee in connection with the operation of Lessee's Fueling Service and Lessor hereby grants Lessee and Lessee's customers the right of occupancy of and free and unhindered ingress and agress to the Leased Premises and free and unhindered use of and access to Lessee's Equipment and the Fueling Service. Lessee hereby acknowledges and agrees that the Leased Premises will only be used by Lessee in connection with the operation of Lessee's Fueling Service and that no other use of the Leased Premises will be permitted without Lessor's consent. Lessee will not directly or indirectly, including through the use of vending machines, sell any other product or service.

         2. Leasehold Improvements.

                  2.1 Lessee shall at its own cost and expense construct all improvements reasonably necessary to enable it to conduct the Fueling Service ("Leasehold Improvements"). All construction drawings, plans and specifications relating to the construction of the Leasehold Improvements shall be submitted to and approved by Lessor, and/or its architects or contractors, prior to beginning construction of the Leasehold Improvements, which approval shall not be unreasonably withheld. The Leasehold Improvements shall be constructed in a workmanlike manner and in compliance with all applicable laws and regulations, including but not limited to applicable zoning and other land use laws.

                  2.2 Lessee shall instruct its contractors to perform their work on the Leased Premises, and in and about the Premises generally, with due care and regard for the improvements being constructed by Lessor ("Lessor's Improvements"), minimizing as much as possible the interference with Lessor or its employees, agents, officers and invitees (including Lessor's contractors, subcontractors and others providing materials ro services in connection with the construction of Lessor's Improvements).

                  2.3 Lessee shall keep the Leased Premises free from any mechanic's liens created by any act or failure to act by Lessee, its employees, agents, officers and invitees. In the event any mechanic's lien is filed against the Leased Premises by virtue of any act or failure to act on the part of Lessee, Lessee shall promptly have the same removed or shall post a bond in the amount of one hundred twenty-five percent (125%) of such lien or in an amount as determined by a Court in order to bond over such lien. In the event Lessee doe snot do so, Lessor shall have the right to do so and shall also have the right, but no obligation, to pay the amount of such lien to cause its release and any amount so paid shall be recoverable from Lessee. All mechanic's liens created by Lessee's acts shall attach only to Lessee's interests in the Leased Premises and not to any other interest with respect to either the Premises or Lessor's Improvements.

                  2.4 All signs and advertising to be used by Lessee in connection with the Fueling Service at the Leased Premises shall be approved by Lessor in advance of its use. Lessor, in its sole discretion, may disapprove such signs or advertising if it determines it to be incompatible with the "Road Ready" image or signs.

         3. Term.

                  3.1 The term of this Lease shall commence on the date hereof and shall, except as it may otherwise be subject to termination hereunder, continue thereafter for a period of ten (10) years. This Lease shall be automatically renewed for consecutive two (2) year periods until such time as either party terminates this Lease without further obligation by delivery to the other party of written notice of such at least one (1) year prior to the end of the then current lease period. Notwithstanding the foregoing ten-year term, Lessee shall have the one-time option of terminating this Lease upon the expiration of five (5) years, by giving written notice of termination to Lessor at least ninety (90) days prior to the end of such five-year period.

                  3.2 Except for a termination as a result of Lessee's default under this Lease, Lessor, upon the termination of this Lease, at its sole option, may either purchase Lessee's Equipment and/or the Leasehold Improvements at their then fair market value as determined by an independent appraiser mutually acceptable to the parties, or request that Lessor cause Lessee's Equipment and/or the Leasehold Improvements to be removed. Unless otherwise agreed by the parties, Lessor's purchase or Lessee's removal of Lessee's
Equipment and/or the Leasehold Improvements, as the case may be, shall be completed not later than thirty (30) days following the termination of this Lease. Any damages caused by removal of Lessee's Equipment and/or the Leasehold Improvements shall be repaired by Lessee at Lessee's sole cost and expense.

         4. Rent.

                  4.1 Lessee shall pay to Lessor, by check or other consideration acceptable to Lessor, a monthly rental ("Monthly Rental") calculated as follows: $.0275 X # of gallons of fuel sold during month. If, for example, 150,000 gallons of fuel are sold in a month, the Monthly Rental for such month shall equal $4,125.00 (150,000 X $.0275).

                  4.2 The  Monthly  Rental  shall be  payable  on the  fifteenth
(15th) day of each month for the preceding calendar month throughout the term of this Lease and any extension thereof, commencing upon the date hereof. Each payment of the Monthly Rental shall be accompanied by a written certificate in a form acceptable to Lessor and certified by an officer of Lessee detailing the calculation of the Monthly Rental for the month. Lessor, at its expense, shall have the right to conduct such examinations and audits as are reasonably required to verify the calculation of the Monthly Rental and Lessee hereby acknowledges and agrees to grant Lessor, or its representatives, such examination or audit. Such examination or audit shall be conducted so as to not disturb daily business and all information obtained will be deemed confidential.

         5. Warranty. Lessee warrants that as of the date hereof, Lessee's Equipment is in good condition and, to the best of Lessee's knowledge, it complies with all federal, state and local laws and regulations, including but not limited to, applicable environmental laws and regulations, as of the date hereof.

         6. Utilities. Lessor shall, during the term of this Lease and any extension thereof, be responsible for and shall promptly pay all charges for the following utilities and services provided to the Leased Premises and used in the operation of the Fueling Service: electricity, water and sewer charges. Any other charges for utilities and services of any nature provided to the Leased
Premises and used in the operation of the Fueling Service shall be the responsibility of Lessee.

         7. Taxes. Lessee's share of real estate taxes, personal property taxes, and any special taxes or assessments levied, assessed or imposed on the Leased Premises shall be determined as follows:

                  7.1 Lessee shall pay all personal property taxes levied, assessed or imposed during the term of this Lease or any extension thereof against Lessee's Equipment or any other personal property of any kind owned by or placed on, upon or about the Leased Premises by Lessee.

                  7.2 Lessor shall pay all other real estate taxes, personal property taxes, and any special taxes or assessments levied, assessed or imposed on the Premises and Lessee shall have no obligation or liability with respect thereto.

         8. Insurance Indemnity.

                  8.1 Lessee shall, during the term of this Lease and any extension thereof, at its own expense, carry:

                           (a) Comprehensive general liability and fire and extended coverage insurance in the amount of Two Million Dollars ($2,000,000) with an insurance company acceptable to Lessor. The policy shall cover accident or damage in or on the Leased Premises, and/or Lessee's
                                    Equipment   and  all   inventory,   personal
                                    property and other assets owned by or placed in, upon or about the Leased Premises by the Lessee, and/or the operation of the Fueling Service by Lessee, and shall name the Lessor as an additional insured and loss payee as its interests may appear.

                           (b) Environmental impairment liability insurance covering the spillage, seepage, or other loss of petroleum products, hazardous waste, or similar materials onto the Leased Premises, which insurance shall be in the amount of One Million Dollars ($1,000,000) with an insurance company acceptable to
                                    Lessor,   and  shall   name   Lessor  as  an
                                    additional named insured and loss payee as its interest may appear.

                           (c)      Certificates  evidencing such policies shall
                                    be   furnished  to  Lessor  by  Lessee  upon
                                    request by Lessor.

                  8.2 Lessor shall, during the term of this Lease and any extension thereof, at its own expense, carry comprehensive general liability insurance and fire and extended coverage insurance in amounts no less than the level of insurance required to be maintained by Lessee under paragraph 8.1(a) above. The policies shall cover accident or damage in or on the Premises (including the Leased Premises) and any associated parking area, entranceways and other common areas of the

Premises. Such policies shall name Lessee as an additional insured and loss payee to the extent of insuring Lessee from any damages or claims caused directly or indirectly from the operation of Lessor's business or from acts or omissions of the Lessor and/or its employees, agents, officers and invitees. Certificates evidencing such policies shall be furnished to Lessee by Lessor upon request by Lessee.

                  8.3 Each party hereto shall indemnify and hold the other harmless from and against any and all claims, actions, damages, liabilities and expenses (including but not limited to attorney fees) in connection with (i) loss of life, personal injury and/or damage to property arising from or out of any occurrence in/upon or at the Leased Premises caused directly or indirectly by such party or its employees, agents, officers and invitees; or (ii) any breach by such party of its obligations under this Lease. In addition, Lessee shall indemnify and hold Lessor harmless from and against any and all claims, actions, damages, liabilities and expenses incurred by Lessor which relate to spillage, seepage or other loss of petroleum products onto the Premises (including the Leased Premises) or any other environmental condition arising from the conduct of the Fueling Service during the term hereof except to the extent that any such loss, damage, claim, action, liability or expense (i) is the result of the negligent acts or omissions of Lessor or its employees, agents, officers and invitees, or (ii) relates to any of the foregoing conditions existing upon the commencement of the term hereof (including, without limitation, surface contamination) which in each case shall be the sole responsibility and obligation of Lessor and Lessee shall be fully indemnified with respect thereto.

         9. Destruction or Condemnation of the Leased Premises.

                  9.1 Should the Leased Premises, or any part thereof, be damaged or destroyed by fire, storm, explosion or other casualty, whether or not of the same class or kind enumerated, Lessor shall repair the Leased Premises, or any part thereof, at Lessor's expense and Lessee shall be responsible for the repair and restoration of Lessee's Equipment and the Leasehold Improvements. In addition, should such damage or destruction, or repairs resulting therefrom, require Lessee to discontinue operations of its Fueling Service at the Leased Premises, rental shall immediately abate from the date of such closing until the Leased Premises are again fit for operation of a Furling Service; provided, however, that the rental shall not abate if such damage or destruction is a result of the acts or omissions of Lessee or its employees or agents. Should more than one-third (1/3) of the Leased Premises be destroyed or damaged, Lessee shall have the option, exercisable by giving Lessor written notice of such exercise within thirty (30) days after such damage or destruction, to terminate this Lease.

                  9.2 Should one-tenth (1/10) or more of the Leased Premises be taken by eminent domain by any public authority, purchased by such authority in lieu of condemnation, or should there be a change in any law, regulation or order, including any judicial decision, action or order, which makes operation of the Fueling Service impracticable, Lessee may elect to terminate this Lease by written notice within thirty (30) days of such taking or the effective date or the date of issuance (whichever is later) of such decision, action, order or legislation. In the event Lessee does not elect to terminate the Lease or if less than one-tenth (1/10) of the Leased Premises is so taken, this Lease shall continue in effect; provided, however, that the rental due hereunder shall be subject to renegotiation if the taking of any portion of the Leased Premises materially impacts upon Lessee's ability to provide the Fueling Service. In the event of any such taking, the entire compensation awarded shall belong to Lessor, except for any amounts specifically applicable to damages incurred by Lessee, and except for any amount representing prepaid rent.

         10. Quiet Enjoyment. Lessee shall peacefully and quietly have, hold and enjoy the Leased Premises for the term of this Lease, free from lat or hindrance by Lessor or any party claiming by or through Lessor, for so long as Lessee faithfully performs all the duties and obligations to be performed by Lessee under this Lease. Further, Lessee shall have reasonable access to Lessor's Improvements to maintain and repair Lessee's computer equipment which will be located in an area selected by Lessor.

         11. Repairs and Maintenance.

                  11.1 Lessee shall, at all times during the term of this Lease, make all necessary repairs to the Leased Premises and the Leasehold Improvements located thereon at its expense; provided, however, that such repairs have not been caused by the neglect, misuse or carelessness of Lessor or its employees, agents, officers or invitees. Lessee shall be responsible for repairing and maintaining Lessee's Equipment at all times during the term of this Lease; provided, however, that such repairs and maintenance have not been caused by the neglect, misuse or carelessness of Lessor or its employees, agents, officers or invitees, in which event Lessor shall bear responsibility for the same.

                  11.2 Lessee agrees to make, at Lessee's expense, all repairs to the Premises (including the Leased Premises) caused by the neglect, misuse or carelessness of Lessee and its employees, agents, officers or invitees.

                  11.3 Lessor shall provide to Lessee at no additional charge daily trash and litter pick-up on the Leased Premises; provided, however, Lessee agrees to keep the Leased Premises in a clean, tenantable condition, and shall not permit any garbage, rubbish, refuse, or dirt to accumulate in or about the Leased Premises.

                  11.4 Lessor shall provide to Lessee at reasonable times general site maintenance for the Leased Premises, including but not limited to, snow removal, landscape maintenance, maintenance of the paved areas and site lighting.

         12. Trade Fixtures. If all rents due herein are paid in full and Lessee is not otherwise in default hereunder, all trade fixtures installed by Lessee or by its permitted subtenants or assigns in connection with the business conducted by it or them on the Leased Premises may be removed by it or them during or at the expiration of this Lease or of any removal thereof. Notwithstanding the foregoing, all trade fixtures installed by Lessee shall be so removed by Lessee at Lessor's request upon the expiration of this Lease. Any damages caused by removal of such trade fixtures shall be repaired by Lessee at Lessee's sole cost and expense.

         13. Mortgage Subordination. Lessee agrees that upon the request of Lessor it will subordinate this Lease to the lien of any present or future mortgagee upon the Leased Premises, or any part thereof, provided that the mortgagee agrees in writing that said mortgagee will not terminate this Lease, or disturb the Lessee's possession of the Leased Premises or do anything which would adversely affect the right of Lessee hereunder so long as Lessee is not in default hereunder.


         14. Transfer by Lessor. In the event of a sale or conveyance by Lessor of the Leased Premises, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions herein contained, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. Lessee has option of agreeing to attorn to the purchaser or grantee, who in such case shall be obligated on this Lease so long as it is the owner of Lessor's interest in and to this Lease. Alternatively, upon any sale or conveyance by Lessor, Lessee may elect to terminate this Lease within thirty (30) days of Lessee's notice of the sale or conveyance. In the event of termination, Lessor's purchaser or grantee shall elect to exercise one of the options set forth in Section 3.2 above.

         15. Default.

                  15.1 This Lease may, upon five (5) days written notice, be terminated, notwithstanding the terms contained in Paragraph 3 above, upon the occurrence of any of the following:

                            (a) At the option of Lessor, exercisable by delivery of a written notice to Lessee, if Lessee shall:

                                    (i)     fail to pay any  installment of rent
                                            within   ten  (10)  days   after  it
                                            becomes due,  except with respect to
                                            any portion of the rent which may be
                                            reasonably be in dispute; or

                                    (ii)    fail to perform or observe any other
                                            term,  covenant or agreement  herein
                                            to be  performed or observed and any
                                            such failure remains  unremedied for
                                            a  period  of ten  (10)  days  after
                                            receipt  of  notice  from  Lessor of
                                            such failure.

                           (b) At the option of either party, exercisable by delivery of a written notice from such party to the other, if the other party shall:

                                    (i)     become  insolvent or take or fail to
                                            take any  action  which  constitutes
                                            its  admission  of  inability to pay
                                            its debts as they mature; or


                                    (ii)    make an  assignment  for the benefit
                                            of  creditors,  file a  petition  in
                                            bankruptcy, petition or apply to any
                                            tribunal  for the  appointment  of a
                                            custodian,  receiver  or trustee for
                                            it  or a  substantial  part  of  its
                                            assets; or

                                    (iii)   commence  any  proceeding  under any
                                            bankruptcy,          reorganization,
                                            arrangement,  readjustment  of debt,
                                            dissolution  or  liquidation  law or
                                            statute of any jurisdiction, whether
                                            now or hereafter in effect; or

                                    (iv)    have  filed   against  it  any  such
                                            petition or any application in which
                                            an order  for  relief  is  entered o
                                            which  remains   undismissed  for  a
                                            period of thirty  (30) days or more;
                                            or

                                    (v)     indicate its consent to, approval of
                                            or    acquiescence   in   any   such
                                            petition,  application or proceeding
                                            or   order   for   relief   or   the
                                            appointment of a custodian, receivor
                                            or trustee  for it or a  substantial
                                            part of its assets,  or shall suffer
                                            any       such        custodianship,
                                            receivorship,   or   trusteeship  to
                                            continue  undischarged  for a period
                                            of thirty (30) days or more.

                           (c) At the option of Lessee, exercisable by delivery of a written notice to Lessor, if

                                    (i)     the Leased Premises shall be used by
                                            Lessor  for any  purpose  other than
                                            primarily  as  an  on-highway  truck
                                            preventive    maintenance    service
                                            carrier.

                  15.2 Upon the termination of this Lease by Lessor for any of the foregoing reasons specified in Paragraphs 15.1a) or 15.1(b), Lessor may re-enter the Leased Premises with or without process of law, using such means as may be necessary, and remove all persons and property from the Leased Premises; provided, however, the Leasehold Improvements shall remain on the LEASED Premises for the benefit of Lessor. To the extent permitted by law, Lessor shall not be liable for damages by reason of such re-entry or termination of this Lease. No such termination, however, shall affect the liability of Lessee for rent and other charges hereunder; provided, however, that Lessor, at its option, shall be entitled to take possession of Lessee's Equipment, dispose of the same by sale or otherwise and apply the proceeds to any and all amounts due to Lessor under this LEASE.

                  15.3 In the event of termination by Lessor for any of the reasons specified in Paragraphs 15.1(a) or 15.1(b), Lessor may, but shall not be obligated to, re-let the Leased Premises. Lessee shall be liable to Lessor for the difference between the rent and other charges herein provided and the rent and other charges to be received from such reletting. Lessee shall also be liable for all reasonable expenses incurred by Lessor in repossessing and reletting the Leased Premises, including, without limitation, costs of construction, remodeling, commissions and attorneys' fees. Any such difference owing by Lessee for the entire remainder of he term of the Lease and Lessor's expenses shall be due and may be recovered at once. If Lessor does not re-let the Leased Premises, Lessee shall be liable for all rent, charges, and damages incurred by Lessee under this Lease which shall be due and may be recovered at once without right to set-off.

         16. Other Fuel Service Sites. Lessee hereby agrees that it shall not within the metropolitan statistical area in which the Leased Premises is located operate any Fueling Service in association with or on the premises of any entity whose primary business is to provide services in competition with those currently provided by Lessor.

         17. Notices. Any notice required or permitted under this Lease shall be in writing and shall be deemed sufficiently given and received in all respect when personally delivered or deposited in the United States mail, registered or certified mail, postage prepaid, addressed as follows:

                  To Lessor:        RR-1 LIMITED PARTNERSHIP
                                    c/o Engine Service Specialists, Inc.
                                    331 Fulton Street, Suite 1133
                                    Peoria, Illinois 61602
                                    Attn: L.H. Sims, President

                  To Lessee:        QUICK-FUEL, INC,
                                    9301 North 107th Street
                                    Milwaukee, Wisconsin  53224
                                    Attn: Charles D. Jacobus, Jr., President

Either party may, in writing, designate a different address to which notice shall be subsequently sent.

         18. Successors and Assigns. The terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the Lessor and Lessee and their respective successors and assigns.

         19. No Assignment or Sublease. Lessee hereby agrees that it shall not assign or in any manner transfer this Lease, nor sublet the Leased Premises, or any portion thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. in the event Lessee does assign or transfer this Lease or sublets the Leased Premises, Lessee shall in no way be released from any of its obligations under this Lease.

         20. Waiver. No waiver by either party of any breach of any of the covenants or conditions contained herein by the other party shall be construed as a waiver of any subsequent breach of the same or any other covenant or condition.

         21. Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         22. Governing Law. This Lease shall be governed and construed in accordance with the internal laws of the state in which the Leased Premises is located.

         23. Attorneys' Fees. If any action is instituted to enforce the terms and conditions of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred as a result of such action.

LESSOR:                                        LESSEE:

RR-1 LIMITED PARTNERSHIP,                      QUICK-FUEL, INC.
an Illinois limited partnership

By:      Engine Service Specialists, Inc.,
         General Partner                       By:Charles D. Jacobus, Jr.
                                                  ------------------------------
                                                  Charles D. Jacobus, Jr.
                                                  President

By:      L.H. Sims
         ----------------------------------
         L.H. Sims
         President
                                      -10-